Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE
OCTOBER 25, 2011

CHESAPEAKE ENERGY CORPORATION ANNOUNCES ITS WHOLLY OWNED
SUBSIDIARY, CHESAPEAKE OILFIELD OPERATING, L.L.C., HAS PRICED A
PRIVATE PLACEMENT OF $650 MILLION OF SENIOR NOTES DUE 2019

OKLAHOMA CITY, OKLAHOMA, OCTOBER 25, 2011 – Chesapeake Energy Corporation (NYSE:CHK) today announced its wholly owned subsidiary, Chesapeake Oilfield Operating, L.L.C. (the Company), priced a $650 million private placement of senior notes due 2019 (the Notes).  The Notes will bear interest at a rate of 6.625% per annum.  The closing of the placement is expected to occur on October 28, 2011 and is subject to customary closing conditions.

The Company intends to use the net proceeds from the placement to repay an intercompany note between its direct parent, Chesapeake Oilfield Services, L.L.C., and Chesapeake Operating, Inc., a direct subsidiary of Chesapeake Energy Corporation.

The Notes were placed inside the U.S. to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the Securities Act), and outside the U.S. to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes and the guarantees thereof have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state securities laws.

This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful.

Chesapeake Energy Corporation is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Haynesville, Bossier, Marcellus and Pearsall natural gas shale plays and in the Granite Wash, Cleveland, Tonkawa, Mississippian, Bone Spring, Avalon, Wolfcamp, Wolfberry, Eagle Ford, Niobrara, Three Forks/Bakken and Utica unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling, trucking, pressure pumping and other oilfield service assets directly and indirectly through its subsidiaries or affiliates Chesapeake Midstream Partners, L.P. (NYSE:CHKM), Chesapeake Midstream Development, L.P. and Chesapeake Oilfield Services, L.L.C.  Chesapeake’s stock is listed on the New York Stock Exchange under the symbol CHK.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and press releases.

INVESTOR CONTACTS:		MEDIA CONTACTS:		CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Michael Kehs	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-2560	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

This press release includes forward-looking statements that relate to, among other things, the placement and expected closing of the Notes and the expected use of proceeds from such placement.  Forward-looking statements give our current expectations or forecasts of future events.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.